Exhibit 99.1

ChineseInvestor.COM, Inc. Signs First Major Client for its Advertising Business Unit

October 9, 2012 – Los Angeles, CA – ChineseInvestors.COM (OTCBB ‘CIIX’) announced it has entered into an agreement to provide various advertising and related services to Nova Lifestyle, Inc. (OTCBB ‘STVS’) in exchange for 100,000 shares of restricted common stock for services delivered over a 24 month time period.

Company CEO Warren Wang commented, “We are pleased with Nova Lifestyle’s selection of our Company for advertising and related support services. I look forward to working with their corporate team to create an excellent experience for the Company as we provide services tailored to their specific needs.’

Brett Roper, COO of ‘CIIX’ added, “Signing this agreement with ‘STVS’ is evidence that our advertising business could add significantly to our revenue as well as our general web presence. We plan to expand on this opportunity, capitalizing on our resources to access additional prospective clients in the near future. These Services include but are not limited to a dedicated web presence on our homepage, creation and shaping of various press releases and messages, translation services for all Nova media devices as needed, related email communication management, and providing for a presence for ‘STVS’ within our existing and future media relationships.”

About ‘STVS’ - Nova Lifestyle Inc., a Nevada Corporation (est. 2009) was founded in China in 1992. It is a furniture design, manufacture, marketing, distribution and logistics company of modern home furniture for consumers worldwide. They develop, produce and market high quality residential furniture for the living room, dining room, bedroom and home office in distinctive styles targeted at the medium and upper-medium price ranges. Their experience developing and marketing products for international markets has enabled them to develop the scale, logistics, marketing, manufacturing efficiencies, and design expertise that serves as the foundation for aggressive expansion into the highly lucrative U.S. and China markets. They own their manufacturing facilities in both China and the US noting 2011 sales were $42+M, up 50% from the previous year. The company recently became public (June of 2011) and can be found on the OTCBB under the symbol “STVS’.

About ‘CIIX’ - An Indiana Corporation founded in 1999, ‘CIIX’ provides Chinese real time financial market(s) information through various subscription based products (free and paid) delivered via its website(s) and other media platforms to overseas Chinese. ‘CIIX’ provides contract client support & sales services, consulting services for private companies (US and global) considering public options in the US, advertising and related services, and other related financial service and education based products within both our ‘bricks as well as clicks’ space.

Contact info@chinesefn.com for more information.

Safe Harbor and Compensation Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks as well as uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues as well as any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commissions (SEC) including but not limited to information as contained within the Company’s most current quarterly reports, annual reports, and or other filings. Furthermore, the Company disclaims any intention or obligation to update or revise any such forward looking statements, whether as a result of new information, future events, or otherwise. We have incurred and will continue to incur significant expenses in our expansion into new related services and there is no assurance that we will generate revenues sufficient to offset those costs. Expansion may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations we will be providing services in; the impact of which cannot be predicted at this time. Services provided by ChineseInvestors.COM will result in the compensation of 100,000 shares of STVS restricted common stock to the Company over time.